Exhibit 3.1
STATE OF NEVADA
ROSS MILLER Secretary of State SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings		Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138
OFFICE OF THE SECRETARY OF STATE
DIANE DALMY		Job:C20131126-0396 November 26, 2013

Special Handling Instructions:
EXP/AMD EMAILED 11/26/13 NEH

Charges
Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20130773036-82	11/26/2013 8:00:42 AM	1	$200.00	$200.00
24 Hour Expedite	20130773036-82	11/26/2013 8:00:42 AM	1	$125.00	$125.00
Total					$325.00

Payments
Type	Description	Amount
Credit	049911|13112601520225	$325.00
Total		$325.00
		Credit Balance: $0.00

Job Contents:
File Stamped Copy(s):	1

ROSS MILLER Secretary of State 204 North Carson Street. Suite I Carson City, Nevada 897014520 (775) 604-5709 Wobsite: www.nvsos.gov	*090201*

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20130773036-82
Filing Date and Time 11/26/2013 8:00 AM
Entity Number E0277902010-7
Certificate of Amendment (PURSUANT TO NRS 78,385 AND 78-390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Dynamic Nutra Enterprises Holdings Inc.

2. The articles have been amended as follows; (provide article numbers, if available)

Article 3 has been amended in its entirety regarding authorized capital as set forth in Exhibit A attached hereto,

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)    Date:       Time:
(must not be later than 90 days after me certificate is filed)

Signature of-Olficer

*if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 8-31-11

AMENDNENT TO
ARTICLES OF INCORPORATION
OF
DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.

Pursuant to the provisions of the Nevada Revised Statutes, as amended, the undersigned corporation enacts the following Amendment to the Articles of Incorporation:

1.        The name of the corporation is;

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.

2.        The following amendment to the Articles of Incorporation was approved by the directors on the 15th day of November, 2013 and thereafter duly adopted by the shareholders of the Corporation on the 15th day of November, 2013. There were 7,115,000 shares of common stock issued and outstanding as of November 15, 2013.

●	Classes and Shares Authorized under ARTICLE 3 of the Articles of Incorporation shall be deleted in its entirety and classes and shares authorized under ARTICLE 3 shall be as follows:

"Classes and Shares Authorized. The authorized capital stock of the corporation shall be 510,000,000 shares consisting of 500,000,000 shares of Common Stock, $0.0001 par value, and 10,000,000 shares of Preferred Stock, $0.0001 par value. No stockholder shall have preemptive rights. The Board of Directors may designate the respective series and associated rights and preferences with respect to the 20,000,000 shares of authorized Preferred Stock. The Board of Directors increase or decrease the number of issued and outstanding shares of authorized capital stock with or without correspondingly increasing or decreasing the number of authorized shares of the same class or series."

3.  The effective data of this Amendment to the Articles of Incorporation shall be upon filing.